UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2026

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 W Aspen Street, Suite 200C Bozeman, Montana	59715
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (754) 264-8701

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item 3.03 is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed under Item 5.07 of this Current Report on Form 8-K, on July 9, 2026, the stockholders of PSQ Holdings, Inc. (the “Company”) approved the Amended and Restated 2023 Stock Incentive Plan (the “Plan”) to increase the total number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), authorized for issuance under the Plan by 1,000,000 shares, add provisions for performance-based awards, and make other clarifying updates. The Plan was previously approved and adopted by the Company’s Board of Directors on May 29, 2026, subject to approval by the Company’s stockholders. A copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed under Item 5.07 of this Current Report on Form 8-K, on July 9, 2026, at the Company’s 2026 annual meeting of stockholders (the “Annual Meeting”), the stockholders of the Company approved an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding Class A common stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-15, subject to and as determined by the Company’s Board of Directors (the “Reverse Stock Split Proposal”). The Reverse Stock Split Proposal was Proposal 3 in the Company’s definitive proxy statement for the Annual Meeting filed with the SEC on June 11, 2026. The Company’s Board of Directors determined to effect the reverse stock split at a final split ratio of 1-for-15 (the “Reverse Stock Split”). On July 10, 2026, the Company filed a Certificate of Amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State to effect the Reverse Stock Split, effective at 12:01 a.m. Eastern Time on July 13, 2026 (the “Effective Time”).

At the Effective Time, each fifteen shares of Class A common stock issued and outstanding immediately prior to the Effective Time will automatically be reclassified, combined and converted into one validly issued, fully paid and non-assessable share of Class A common stock, subject to the treatment of fractional share interests as described below. Proportional adjustments will be made to the number of shares of Class A common stock subject to outstanding equity awards and warrants, as well as the applicable exercise price.

Following the Effective Time, the Company expects the Class A common stock to continue to be traded on the New York Stock Exchange (“NYSE”) on a split-adjusted basis when the market opens on July 13, 2026, under a new CUSIP number, 693691 206.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, any holder of Class A common stock who would have been entitled to receive a fractional share of Class A common stock as a result of the Reverse Stock Split will instead receive a cash payment equal to the product obtained by multiplying (a) the closing price per share of the Company’s Class A common stock on the effective date for the Reverse Stock Split as reported on the NYSE, after giving effect to the Reverse Stock Split, by (b) the fraction of the share owned by the stockholder, without interest.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Summary of Proposals Submitted to Stockholders

On July 9, 2026, the Company held its Annual Meeting. At the Annual Meeting, the following proposals were submitted to the stockholders of the Company, as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on June 11, 2026:

Proposal 1:	The election of three directors to serve as Class III directors until the 2029 annual meeting of stockholders.

Proposal 2:	The ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal 3:	The approval of an amendment to the Company's restated certificate of incorporation to effect a reverse stock split of the Company’s outstanding Class A common stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-15, subject to and as determined by the Board of Directors.

Proposal 4:	The approval of the Amended and Restated 2023 Stock Incentive Plan.

Voting Results

On the record date, there were 49,946,333 shares of the Class A common stock issued and outstanding, entitled to 49,946,333 votes in the aggregate. Of the 49,946,333 votes that were eligible to be cast by the holders of Class A common stock at the Annual Meeting, 29,243,077 votes, or approximately 58.5% of the total, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1: Election of Directors.

The Company’s stockholders elected the following directors to serve as Class III directors until the 2029 annual meeting of stockholders. The votes regarding the election of these directors were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
James Celli	11,324,309	414,224	17,504,544
Davis Pilot III	9,691,758	2,046,775	17,504,544
Donald J. Trump Jr.	9,634,177	2,104,356	17,504,544

Proposal 2: Ratification of Appointment of UHY LLP.

The Company’s stockholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,137,670	853,729	251,678	-

Proposal 3: Approval of a Reverse Stock Split.

The Company’s stockholders approved the amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding Class A common stock at a reverse stock split ratio ranging from any whole number between 1-for-5 and 1-for-15, subject to and as determined by the Board of Directors. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,368,231	4,555,780	319,066	-

 /

Proposal 4: Approval of the Amended and Restated 2023 Stock Incentive Plan.

The Company’s stockholders approved the Amended and Restated 2023 Stock Incentive Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,912,928	3,386,169	439,436	17,504,544

Item 7.01. Regulation FD Disclosure.

On July 9, 2026, the Company issued a press release related to the reverse stock split. The press release is attached as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K under Item 7.01 is being “furnished” and not “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to the Certificate of Incorporation of PSQ Holdings, Inc., dated July 10, 2026.

10.1	Amended and Restated 2023 Stock Incentive Plan of PSQ Holdings, Inc., effective July 9, 2026

99.1	Press Release, dated July 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: July 10, 2026	By:	/s/ James Giudice
	Name:	James Giudice
	Title:	Chief Legal Officer